EXHIBIT 10.1

Hallwood Energy, L.P.
3710 Rawlins
Suite 1500
Dallas, Texas 75219

Eagle Domestic Drilling Operations, LLC
14550 Torrey Chase Blvd.	Confidential/Settlement Discussions
Suite 330
Houston, Texas 77014-1022	February 11, 2009

Re:	In re Eagle Domestic Drilling Operations, LLC vs. Hallwood Energy, LP and Hallwood Petroleum, LLC (the “Proceeding”)

Gentlemen:

This is to evidence the terms of our mutual agreement regarding the settlement of the Proceeding.  Subject to the terms and conditions of this letter agreement, the parties agree as follows:

1.
By a letter dated April 3, 2008, the parties agreed to the settlement of the Proceeding, which provided among other things that Hallwood Energy, LP (“Hallwood Energy”) would pay Eagle Domestic Drilling Operations, LLC (“EDDO”) $2.0 million in cash and issue to EDDO equity of Hallwood Energy or a successor entity.  Hallwood Energy paid the $2.0 million in cash in September 2008.

2.
In complete satisfaction of its obligation to issue equity to EDDO, Hallwood now agrees to issue to EDDO Class C Partnership Interests of Hallwood Energy having a face amount of $7,658,000 as of September 30, 2008, constituting 7% of the $109,392,682 face amount of Class C Partnership Interests outstanding at that date after giving effect to the accumulated preference amounts at that date and the issuance of the EDDO Class C Partnership Interests.  The Class C Partnership Interests will have all the rights and privileges of all other outstanding Class C Partnership Interests.

3.
EDDO, Blast Energy Services, Inc. (“Blast”), and their affiliates, parents, subsidiaries, and successors in interest: (a) hereby RELEASE and forever DISCHARGE Hallwood Energy, Hallwood Petroleum, LLC (“HPL”) and their affiliates, parents, subsidiaries, and their past and present employees, agents, representatives, successors, and assigns from any and all claims, demands, actions, causes of action, or damages, whether known or unknown, asserted or unasserted, past or present, based on tort, contract, statute or otherwise, arising anytime prior to the execution of this Agreement; (b) within ten days of the execution of this Agreement, will (in conjunction with Hallwood) file a joint motion to dismiss with prejudice all claims and counter-claims asserted in the adversary proceeding, Eagle Domestic Drilling Operations, LLC v. Hallwood Energy, LP and Hallwood Petroleum, LLC; Adversary No. 07-03282, in the United States Bankruptcy Court for the Southern District of Texas; and (c) shall release to Hallwood the forensic mirror images held in a joint safe deposit box within ten days of the execution of this Agreement.

4.
Hallwood Energy, HPL  and their affiliates, parents, subsidiaries, and successors in interest hereby RELEASE and forever DISCHARGE EDDO, Blast and their affiliates, parents, subsidiaries, and their past and present employees, agents, representatives, successors, and assigns from any and all claims, demands, actions, causes of action, or damages, whether known or unknown, asserted or unasserted, past or present, based on tort, contract, statute or otherwise, arising anytime prior to the execution of this Agreement.  This release does not encompass and specifically excludes any claims Hallwood has or may have against Eagle Drilling, LLC, Second Bridge, LLC, Thornton Oilfield Holdings, LLC, Thornton Oilfield Equipment, LLC, Thornton Drilling, LLC, Riverside Financial Services, LLC, Adkins Hill Property, LLC, Thornton Construction Company, Inc., Riverside Oilfield Equipment and any of their past or present parent, affiliate, successor or sister entities, and any of their past or present employees, shareholders, members, directors, officers, managers, fiduciaries, and representatives or against Rodney Thornton, Richard Thornton, Jr., Richard Thornton, Glenn A. Foster, Jr., Herman Livesay, Dirk O’Hara, Jeffrey Brown, Thornton Business Security Trust, Thornton Family Irrevocable Trust, any other trust for which Rodney Thornton, Richard Thornton, Jr., or Richard Thornton is a beneficiary, and any other entity controlled by Richard Thornton, Jr., Richard Thornton, Rodney Thornton, Thornton Business Security Trust, Thornton Family Irrevocable Trust or any other trust for which Rodney Thornton, Richard Thornton, Jr., or Richard Thornton is a beneficiary.

5.
EDDO and Blast hereby agree that until June 30, 2009, if Hallwood Energy shall identify a purchaser who is willing to purchase all of the Class C Partnership Interests issued to EDDO pursuant to this agreement at a price exceeding $2.75 million, then EDDO shall sell all of its Class C Partnership Interests to such purchaser and shall pay to Hallwood Energy 50% of any amount received by EDDO in excess of $2.75 million.

6.
The parties hereby agree that neither the giving of any consideration hereunder nor its acceptance shall operate as or be evidence of any admission of liability for any claim hereby released, and further agree that, by the execution of this Agreement, the undersigned parties do not admit the truthfulness of any of the claims or allegations made by any opposing party; rather, such claims, allegations and liability have been, and are hereby, expressly denied by each of the undersigned parties. This agreement is subject to the approval of the Boards of Directors of each of the parties. Each party will provide the other with a confirmation of the written unanimous consent of its’ Board of Directors.

If this letter properly sets forth your understanding of our agreement, please so indicate by signing below.

Sincerely,
Hallwood Energy, LP
By: Hallwood Energy Management, LLC

By:	/s/ Tony Strehlow
Name:	Tony Strehlow
Title:	CFO

Hallwood Petroleum, LLC

By:	/s/ Tony Strehlow
Name:	Tony Strehlow
Title:	CFO

ACCEPTED AND AGREED TO:
Eagle Domestic Drilling Operations, LLC

By:	/s/ John O’Keefe
Name:	John O’Keefe
Title:	CEO

Blast Energy Services, Inc.

By:	/s/ John O’Keefe
Name:	John O’Keefe
Title:	CEO